Exhibit 99.1

M/I Homes Announces Proposed Concurrent Offerings of $50 Million of Convertible Senior Subordinated Notes Due 2018 and 2.14 Million Common Shares

COLUMBUS, Ohio (March 5, 2013) - M/I Homes, Inc. (NYSE: MHO) today announced the proposed public offering by the Company of $50 million aggregate principal amount of convertible senior subordinated notes due 2018. The Company also expects to grant the underwriters an option to purchase up to an additional $7.5 million aggregate principal amount of notes. Citigroup, J.P. Morgan and Wells Fargo Securities will act as joint book-running managers for the proposed notes offering.

The principal amount of the notes will be convertible into the Company’s common shares. The interest rate, conversion rate, conversion price and certain other pricing terms of the notes will be determined at the time of pricing of the offering by the Company and the underwriters. The notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis by those subsidiaries of the Company that, as of the date of issuance of the notes, are guarantors under the Company’s outstanding 8.625% Senior Notes due 2018 and outstanding 3.25% Convertible Senior Subordinated Notes due 2017.

The Company also announced today the proposed concurrent public offering by the Company of 2.14 million of its common shares. The Company expects to grant the underwriters an option to purchase up to an additional 321,000 common shares. J.P. Morgan, Citigroup and Wells Fargo Securities will act as joint book-running managers for the proposed offering of common shares.

The Company intends to use a portion of the net proceeds of the notes offering and the concurrent offering of common shares to redeem a portion of its outstanding 9.75% Series A Preferred Shares and to use the balance of such net proceeds for general corporate purposes, which may include acquisitions of land, land development, home construction, repayment of indebtedness or dividends on, or further redemptions of, its 9.75% Series A Preferred Shares. Neither the notes offering nor the offering of common shares will be conditioned upon consummation of the other.

The notes and the common shares will be offered pursuant to separate prospectus supplements to an effective shelf registration statement (including a prospectus) that became effective on September 30, 2011. Each preliminary prospectus supplement will be filed with the Securities and Exchange Commission (the “SEC”) and be available on the SEC’s website www.sec.gov. Alternatively, printed copies of each preliminary prospectus supplement (and the accompanying prospectus) may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or toll free at (866) 803-9204, or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or toll free at (800) 831-9146.

This press release is not an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About M/I Homes, Inc.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 83,000 homes. The Company’s homes are marketed and sold under the trade names M/I Homes, Showcase Homes, and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Houston, Austin and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the prospectus supplements for the offerings and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. There can be no assurance that the Company will complete the offerings on the terms currently described in the prospectus supplements or at all. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact Information

M/I Homes, Inc.

Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011

Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227